UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

Citizens Independent Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	333-191004	31-1441050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

188 West Main Street

Logan, Ohio 43138

(740) 385-8561

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 385-8561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On August 18, 2016, Michael J. Shawd resigned from his position as director of Citizens Independent Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Citizens Bank of Logan (the “Bank”). At the time of his resignation, Mr. Shawd was Chairman of the Company’s Audit Committee and a member of the Executive/Loan Committee. Mr. Shawd will not be replaced at this time.

Mr. Shawd resigned due to a disagreement with the Company’s board of directors regarding his violation of the Company’s Information Security Policy in using an unsecured email server to send confidential bank information to the other directors on the board. The Company’s board of directors held a meeting on August 18, 2016 to discuss Mr. Shawd’s violation, during which Mr. Shawd announced his decision to resign as director of the Company and the Bank. Mr. Shawd subsequently furnished a letter to the Company’s board of directors concerning the circumstances surrounding his resignation, a copy of which is attached to this Form 8-K as Exhibit 99.1.

The Board of Directors of the Bank, excluding Mr. Shawd, unanimously support the actions of the Company in this matter and disagree with Mr. Shawd’s contentions. Moreover, the Board of Directors of the Company, excluding Mr. Shawd, are fully supportive of the Company’s management team and the direction of the institution.

Pursuant to Item 5.02(a)(3), this Form 8-K has been provided to Mr. Shawd. The Company will promptly file any letter provided by Mr. Shawd in relation thereto by amendment to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Letter from Michael J. Shawd to the Company’s Board of Directors, dated August 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS INDEPENDENT BANCORP, INC.

By:	/s/ Donald P. Wood
Donald P. Wood Chairman of the Board of Directors

Date: August 24, 2016